Exhibit 8(i)(1)

                                    AGREEMENT

      Agreement, dated ____ day of October, 2002, among Merrill Lynch Investment Managers, L.P. ("Adviser"), Merrill Lynch Principal Protected Trust (the "Trust") on behalf of Merrill Lynch Fundamental Growth Principal Protected Fund (the "Fund"), Brown Brothers Harriman & Co, Inc. (the "Custodian") and Main Place Funding, LLC (the "Warranty Provider").

      Whereas, pursuant to a Custodian Agreement currently in full force and effect between the Custodian and the Trust on behalf of the Fund, dated as of October 26, 2001, as amended with respect to the Trust as of ____ day of October, 2002 (the "Custodian Agreement"), the Custodian serves as custodian to the Fund;

      Whereas, Adviser acts as investment adviser to the Fund;

      Whereas, the Trust on behalf of the Fund, the Warranty Provider and Adviser are parties to a Financial Warranty Agreement, dated ____ day of October, 2002 (the "Financial Warranty Agreement"); and

      Whereas, Adviser, the Fund, the Warranty Provider and the Custodian wish to clarify certain arrangements in connection with the Financial Warranty Agreement.

      Now therefore, Adviser, the Fund, the Warranty Provider and the Custodian hereby agree as follows:

1. During the Term (as defined below), the Custodian shall permit the Warranty Provider to have continuous access to the Custodian's Information Display System or any equivalent successor system (the "BID System") solely for the purpose of monitoring the investment positions maintained by the Fund. The Warranty Provider agrees to abide by such conditions of use for such BID System as the Custodian shall reasonably impose upon prior notice to the Warranty Provider of at least one month.

2. During the Term, the Custodian shall provide to the Warranty Provider not later than 9:00 a.m. (Eastern time) on each Exchange Business Day (as defined in the Financial Warranty Agreement) electronically in a format reasonably acceptable to the Warranty Provider (i) a copy of the records it maintains with respect to the assets of the Fund as of the close of business on the prior Exchange Business Day and (ii) a list of all of the Fund's trades during such prior Exchange Business Day.

3. The Custodian agrees that if the Warranty Provider delivers irrevocable instructions in the form attached hereto as Annex A which has been executed by Adviser (the "Irrevocable Instructions"), the Custodian shall
      (i) comply with such Irrevocable Instructions in accordance with the established trade instruction deadlines of the Custodian and Adviser and
      (ii) not invest, dispose of or reinvest any of the Fund's assets except in accordance with such Irrevocable Instructions. Each of Adviser and the Fund agrees that the delivery of such Irrevocable Instructions shall constitute an "Instruction" from an "Authorized Person" (as those terms are defined in the Custodian Agreement). Upon receipt of the Irrevocable Instructions, the Custodian shall disregard any further Instructions that it may receive from Adviser (or any subadviser to the Fund) with respect to the investment of the Fund's portfolio until notified otherwise in a writing signed by both the Warranty Provider and Adviser (the "Joint Instructions"). The Custodian shall have no liability for any losses that may occur as a result of its disregarding any Instructions or other directions received from Adviser (or any subadviser of the Fund) or the Fund after the Irrevocable Instructions have been delivered to the Custodian by the Warranty Provider and prior to the time that the Joint Instructions have been delivered to the Custodian. Upon receipt of the Irrevocable Instructions, the Custodian shall promptly notify Adviser of the receipt of such Irrevocable Instructions.

4. This Agreement shall be effective from the date hereof until the earlier of the termination of the Custodian Agreement (unless the Custodian and the Fund enter into a successor custodian agreement immediately after such termination) and the Termination Date (as defined in the Financial Warranty Agreement) (the "Term").

5. If any provision(s) contained in the Custodian Agreement contradict(s) any provision(s) contained in this Agreement, the provision(s) of this Agreement shall control. Except as specifically provided herein, the Custodian shall have no express or implied duties of any kind with respect to the subject matter herein. Following receipt of the Irrevocable Instructions, the Custodian shall have no duty whatsoever to monitor the investment positions maintained by the Fund. As between the Custodian and Fund, nothing contained herein shall alter or amend the rights of the Custodian under the Custodian Agreement.

6. Nothing in this Agreement shall limit the rights of the Board of Trustees and duly appointed officers of the Fund to provide instructions to the Custodian with respect to the Fund under the Custodian Agreement and prior to the delivery by the Warranty Provider of the Irrevocable Instructions.

7. The parties hereby agree that the indemnification obligations set forth below shall survive the termination of this Agreement:

      (a) The extent of the Custodian's liability for the negligent execution of an Irrevocable Instruction shall be determined in accordance with the terms and conditions of the Custodian Agreement. The Custodian's obligation to indemnify the Warranty Provider for the negligent execution of an Irrevocable Instruction shall be determined in accordance with the Custodian's obligations and standard of care set forth in the Custodian Agreement; provided, however, that the Custodian shall not be liable for any losses resulting directly or indirectly from any action or omission on the part of the Warranty Provider which constitutes negligence, recklessness, bad faith or willful misconduct by the Warranty Provider.

      (b) The Warranty Provider agrees to indemnify and hold harmless the Custodian if the Warranty Provider negligently delivers Irrevocable Instructions to the Custodian and the Custodian incurs losses as a result of the Custodian complying in accordance with the terms of this Agreement with such Irrevocable Instructions (or any part thereof); provided, however, that the Warranty Provider shall not be liable for any losses resulting, directly or indirectly, from any action or omission on the part of the Custodian which constitutes negligence, recklessness, bad faith or willful misconduct by the Custodian.

      (c) The remedies provided for in this Section 7 shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.


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

8. Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if, sent by mail, certified or registered, return receipt requested) or confirmed facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when sent, addressed as follows:

                  If to Adviser:

                      Merrill Lynch Investment Managers, L.P.
                      [Address]
                      Attention:

                      Telephone:
                      Facsimile:

                  If to the Fund:

                      Merrill Lynch Fundamental Growth Principal Protected Fund [Address]
                      Attention:  General Counsel
                      Telephone:

                      Facsimile:

                  If to the Custodian:

                      Brown Brothers Harriman & Co., Inc.
                      [Address]
                      Attention:

                      Telephone:
                      Facsimile:

                  If to the Warranty Provider:

                      Main Place Funding, LLC
                      9 West 57th Street
                      New York, NY 10019
                      Attention:
                      Telephone:
                      Facsimile:

      or such other address and/or addresses (and with copies to such persons) as shall be specified in writing by any such party to the others.

9. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties


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

      further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

10. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

11. ADVISER, THE FUND, THE CUSTODIAN AND THE WARRANTY PROVIDER HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ADVISER, THE FUND, THE CUSTODIAN AND THE WARRANTY PROVIDER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. ADVISER, THE FUND, THE CUSTODIAN AND THE WARRANTY PROVIDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. ADVISER, THE FUND, THE CUSTODIAN AND THE WARRANTY PROVIDER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

      ADVISER, THE FUND, THE CUSTODIAN AND THE WARRANTY PROVIDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF ADVISER, THE FUND, THE CUSTODIAN AND THE WARRANTY PROVIDER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

12. Nothing in this Agreement, express or implied, shall, or is intended to, confer any rights upon any Person other than the parties hereto or their respective successors or assigns, including, without limitation, any shareholder of the Fund.

13. The parties hereto shall, upon the request of Adviser, the Fund, the Custodian or the Warranty Provider from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of this Agreement and the other Transaction Documents (as defined in the Financial Warranty Agreement).


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

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).

15. This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                             MERRILL LYNCH INVESTMENT
                                               MANAGERS, L.P.

                                             By: ______________________________,
                                                   its general partner

                                             By: _______________________________
                                                  Name:
                                                  Title:

                                             MERRILL LYNCH  PRINCIPAL  PROTECTED
                                             TRUST on  behalf of  MERRILL  LYNCH
                                             FUNDAMENTAL     GROWTH    PRINCIPAL
                                             PROTECTED FUND

                                             By: _______________________________
                                                  Name:
                                                  Title:

                                             MAIN PLACE FUNDING, LLC

                                             By: _______________________________
                                                  Name:
                                                  Title:


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

                                             BROWN BROTHERS HARRIMAN & CO, INC.

                                             By: _______________________________
                                                  Name:
                                                  Title:


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


                                     ANNEX A

                        FORM OF IRREVOCABLE INSTRUCTIONS

                               <<Adviser Address>>

                                                                ----------------

Brown Brothers Harriman & Co., Inc.
[Address]
Attention:  [_____]

Dear [_________]:

      These Irrevocable Instructions (as defined below) are delivered in connection with the Service Agreement (the "Service Agreement"), dated as of the ____ day of October, 2002, among Brown Brothers Harriman & Co., Inc. (the "Custodian"), Merrill Lynch Investment Managers, L.P. (the "Adviser"), Merrill Lynch Principal Protected Trust on behalf of Merrill Lynch Fundamental Growth Principal Protected Fund (the "Fund") and Main Place Funding, LLC (the "Warranty Provider") and the Financial Warranty Agreement (the "Financial Warranty Agreement"), dated as of the ____ day of October, 2002, among the Adviser, the Fund and the Warranty Provider. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Financial Warranty Agreement.

      We hereby notify you that a Permanent Defeasance Event has occurred and we hereby instruct you to invest all of the assets of the Fund in U.S. Zeroes (and Cash and/or Cash Equivalents to the extent necessary to meet redemption requests received by the Fund, provided that evidence of such redemption requests has been provided to the Custodian) in accordance with the terms of the Service Agreement ("Irrevocable Instructions").

      These Irrevocable Instructions, and this letter itself, shall be deemed to constitute "Instructions" under Article 4 of the Custodian Agreement (the
"Custodian Agreement") between the Fund and the Custodian and shall be a standing Instruction, effective as of the date of this letter and until the Warranty Provider and the Adviser (or other Authorized Person (as defined in the Custodian Agreement)) jointly instruct the Custodian otherwise in writing.

      In the event that the Custodian receives these Irrevocable Instructions which, in the reasonable belief of the Custodian, conflicts in any way (in whole or in part) with any other outstanding or future Instruction to the Custodian regarding the Fund's assets issued by the Fund, the Adviser or other Authorized Person, the Custodian shall be entitled to rely upon these Irrevocable Instructions and further, the Custodian is hereby authorized and directed to disregard such Instruction and instead, follow and act upon these Irrevocable Instructions.

                                              MERRILL LYNCH INVESTMENT
                                                MANAGERS, L.P.


                                              By: ____________________,
                                                  its general partner


                                              By: ____________________________
                                                  Name:
                                                  Title: